Exhibit 99.2

Nuvation Bio Announces Pricing of Upsized Offering of

$250.0 million of Convertible Senior Notes

NEW YORK, June 25, 2026 – Nuvation Bio Inc. (“Nuvation Bio”) (NYSE: NUVB), a global oncology company focused on tackling some of the toughest challenges in cancer treatment, today announced the pricing of its underwritten offering (the “Offering”) of $250.0 million aggregate principal amount of 0.75% Convertible Senior Notes due in 2032 (the “Notes”). The aggregate principal amount of the Offering was increased from the previously announced offering size of $200.0 million. The sale of the Notes to the underwriters is expected to close on June 30, 2026, subject to customary closing conditions. Nuvation Bio also granted the underwriters of the Notes a right to purchase, exercisable within 30 days of the date of the prospectus supplement relating to the Offering, up to an additional $37.5 million aggregate principal amount of Notes, solely to cover over-allotments, if any.

The Notes will be general unsecured obligations of Nuvation Bio and will accrue interest payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2027, at a rate of 0.75% per year. The Notes will mature on July 1, 2032 unless earlier converted, redeemed or repurchased.

Nuvation Bio estimates that the net proceeds from the Offering will be approximately $241.2 million (or approximately $277.6 million if the underwriters exercise their over-allotment option in full), after deducting the underwriting discounts and commissions and estimated Offering expenses payable by Nuvation Bio.

Nuvation Bio expects to use the net proceeds from the Offering (i) to pay the cost of the capped call transactions described below, (ii) to repay in full all obligations under its senior secured loan agreement, and (iii) for general corporate purposes, which may include working capital, operating expenses, capital expenditures and general and administrative expenses. If the underwriters exercise their over-allotment option, Nuvation Bio expects to use a portion of the net proceeds from the sale of the additional Notes to enter into additional capped call transactions and the remainder for general corporate purposes as described above.

Noteholders may convert all or any portion of their Notes at their option at any time prior to the close of business on the business day immediately preceding April 1, 2032, only if one or more specific conditions are met. On or after April 1, 2032 until the close of business on the second scheduled trading day immediately preceding the maturity date, the Notes will be convertible in integral multiples of $1,000 principal amount at the option of the noteholders at any time regardless of these conditions. Upon conversion, Nuvation Bio will pay or deliver, as the case may be, cash, shares of Nuvation Bio’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), or a combination of cash and shares of Class A common stock, at its election.

The conversion rate will initially be 127.4941 shares of Class A common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $7.84 per share of Class A common stock, which represents a conversion premium of approximately 35.0% to the last reported sale price of the Class A common stock on the New York Stock Exchange on June 25, 2026). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date of the Notes or if Nuvation Bio delivers a notice of redemption, Nuvation Bio will, in certain circumstances, increase the conversion rate of the Notes for a noteholder who elects to convert its Notes in connection with such a corporate event or convert its Notes called (or deemed called) for redemption during the related redemption period, as the case may be.

Nuvation Bio may not redeem the Notes prior to July 6, 2029. Nuvation Bio may redeem for cash all or any portion of the Notes (subject to the partial redemption limitation described below), at its option, on a redemption date on or after July 6, 2029 if the last reported sale price of the Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Nuvation Bio provides the related notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If Nuvation Bio redeems less than all of the outstanding Notes, at least $75.0 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant notice of redemption.

If Nuvation Bio undergoes a “fundamental change” (as defined in the indenture that will govern the Notes), then, subject to certain conditions and limited exceptions, noteholders may require Nuvation Bio to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

Concurrently with the pricing of the Notes, Nuvation Bio entered into capped call transactions with an affiliate of one of the underwriters and certain other financial institutions (the “Option Counterparties”). The capped call transactions cover, subject to customary adjustments, the number of shares of Class A common stock initially underlying the Notes. If the underwriters exercise their over-allotment option, Nuvation Bio expects to enter into additional capped call transactions. The capped call transactions are expected generally to reduce the potential dilution to the Class A common stock upon any conversion of Notes and/or offset any cash payments Nuvation Bio is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap.

The cap price of the capped call transactions relating to the Notes will initially be $10.4580, which represents a premium of 80.0% over the last reported sale price of the Class A common stock on the New York Stock Exchange on June 25, 2026, and is subject to certain adjustments under the terms of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, Nuvation Bio expects the Option Counterparties or their respective affiliates will enter into various derivative transactions with respect to the Class A common stock concurrently with or shortly after the pricing of the Notes, including with certain investors in the Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Class A common stock or the Notes at that time.

In addition, the Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Class A common stock and/or purchasing or selling Class A common stock or other securities of Nuvation Bio in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during the 40-trading day period beginning on the 41st scheduled trading day prior to the maturity date of the Notes, or, to the extent Nuvation Bio exercises the relevant election under the capped call transactions, following any repurchase, redemption or conversion of the Notes). This activity could also cause or avoid an increase or a decrease in the market price of the Class A common stock or the Notes which could affect a noteholder’s ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of Notes, it could affect the number of shares, if any, and value of the consideration that a noteholder will receive upon conversion of its Notes.

The Offering has been registered under the Securities Act of 1933, as amended. For additional information relating to the Offering, Nuvation Bio refers you to its Registration Statement on Form S-3 (File No. 333-285621), which Nuvation Bio filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2025 and which automatically became effective on the same date. A preliminary prospectus supplement and the accompanying prospectus relating to the Offering have been filed with the SEC and is available on the website of the SEC at www.sec.gov. When available, the final prospectus supplement and the accompanying prospectus relating to the Offering may be obtained from: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, New York 10022, by telephone at 877-821-7388 or by email at Prospectus_Department@Jefferies.com; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by phone at 1-800-831-9146; Cantor Fitzgerald & Co. by mail at Attention: Capital Markets, 110 East 59th Street, New York, NY 10022 or by email at prospectus@cantor.com; or RBC Capital Markets, LLC, Attn: Equity Capital Markets, 200 Vesey Street, 8th floor, New York, NY 10281, by telephone at 877-822-4089 or by email at equityprospectus@rbccm.com.

Jefferies LLC, Citigroup and Cantor Fitzgerald & Co. are acting as joint bookrunning managers for the Offering. RBC Capital Markets, LLC is acting as bookrunner for the Offering. This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

About Nuvation Bio

Nuvation Bio is a global oncology company focused on tackling some of the toughest challenges in cancer treatment with the goal of developing therapies that create a profound, positive impact on patients’ lives. Our diverse pipeline includes taletrectinib (IBTROZI®), a next-generation ROS1 inhibitor; safusidenib, a brain-penetrant IDH1 inhibitor; and an innovative drug-drug conjugate (DDC) program.

Forward-Looking Statements

The information set forth in this press release contains certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the completion of the Offering, the anticipated use of proceeds from the Offering, the repayment of Nuvation Bio’s senior secured loan agreement, and the potential impact of the foregoing or related transactions on dilution to holders of the Class A common stock and the market price of the Class A common stock or the Notes. These forward-looking statements are based on Nuvation Bio’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Nuvation Bio’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. These risks include, but are not limited to the risks associated with market conditions and the satisfaction of customary closing conditions related to the proposed Offering, the risks associated with failing to satisfy the terms and conditions of repayment of Nuvation Bio’s senior secured loan agreement, and the risks and uncertainties inherent in Nuvation Bio’s business. Other risk factors include those that are discussed under the heading “Risk Factors” in Nuvation Bio’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, and other filings made with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein.

Media and Investor Contacts

Nuvation Bio Investor Contact

JR DeVita

ir@nuvationbio.com

Nuvation Bio Media Contact

Kaitlyn Nealy

media@nuvationbio.com